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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of (i) our report dated August 28, 2013 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of LRR Energy, L.P. ("the Partnership"), (ii) our report dated March 27, 2012 relating to the combined financial statements of Fund I (Predecessor), both of which appear in the Partnership's Current Report on Form 8-K dated August 28, 2013 and (iii) our report dated June 7, 2013 relating to the Statement of Revenues and Direct Operating Expenses of the Mid-Continent Properties acquired by the Partnership from Lime Rock Resources II-A, L.P. and Lime Rock Resources II-C, L.P., which appears in the Partnership's Current Report on Form 8-K/A dated April 1, 2013. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Houston, Texas
August 28, 2013

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM